EXHIBIT L.1


                             Chapman and Cutler LLP
                             111 West Monroe Street
                             Chicago, Illinois 60603


                                  May 25, 2007



First Trust/Gallatin Specialty Finance
  and Financial Opportunities Fund
1001 Warrenville Road
Lisle, Illinois 60532


         Re:            First Trust/Gallatin Specialty Finance
                           and Financial Opportunities Fund
                        --------------------------------------

Ladies and Gentlemen:

         We have acted as counsel for First Trust/Gallatin Specialty Finance and Financial Opportunities Fund (the "Fund") (i) in connection with the registration under the Securities Act of 1933 (the "Act") of certain of its common shares of beneficial interest (the "Shares") covered by Registration Statement No. 333-141457 on Form N-2, as amended by Pre-Effective Amendment No. 2 (the "Basic Registration Statement") and (ii) in connection with the registration under the Act of certain of its common shares of beneficial interest (the "462(b) Shares") covered by Post-Effective Amendment No. 1 to the Basic Registration Statement on Form N-2 filed pursuant to Rule 462(b) under the Act (such registration statement, at the time it became effective, being referred to herein as the "462(b) Registration Statement" and together with the Basic Registration Statement, the "Registration Statement").

         In this connection we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate and other records, certificates and other papers as we deemed it necessary to examine for the purpose of this opinion, including the declaration of trust and by-laws of the Fund, actions of the board of trustees of the Fund authorizing the issuance of shares of the Fund and the Registration Statement.

         We assume that, upon sale of the 462(b) Shares, the Fund will receive the authorized consideration therefor, which will at least equal the net asset value of the 462(b) Shares.

         Based upon the foregoing, we are of the opinion that when the 462(b) Shares are issued and sold after the 462(b) Registration Statement has been declared effective and the authorized consideration therefor is received by the Fund, they will be legally issued, fully paid and nonassessable by the Fund, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for obligations of the Fund.

         In rendering the foregoing opinion, we have relied upon the opinion of Bingham McCutchen LLP expressed in their letter to us dated May 24, 2007.




First Trust/Gallatin Specialty Finance
and Financial Opportunities Fund
May 25, 2007
Page 2




         We consent to the filing of this opinion as an exhibit to the 462(b) Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under section 7 of the Act.

                                Very truly yours,

                                /s/ Chapman and Cutler LLP